EXHIBIT 21.1





                           SUBSIDIARIES OF THE COMPANY


Name                                                                Jurisdiction of Organization
----                                                                ----------------------------

BBI Clinical Laboratories, Inc.                                     Massachusetts

BTRL Contracts and Services, Inc. (d/b/a/ Biotech Research          Massachusetts
Laboratories)

BBI-Source Scientific, Inc.                                         Massachusetts
